UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2008

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory

(State or other jurisdiction of incorporation)

0-13959

(Commission File Number)

98-0209289

(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1

(Address of principal executive offices and Zip Code)

(604) 689-4440

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008 LML Payment Systems Inc. (“LML” or the “Corporation”) entered into an employment agreement (the “Agreement”) with Patrick H. Gaines, LML’s President and Chief Executive Officer, as reported by LML on Form 8-K filed with the Securities and Exchange Commission on April 2, 2008.

Pursuant to the terms of the Agreement, the vesting schedule pertaining to the stock options Mr. Gaines’ was granted (the “Option Grant”) provided for 400,000 stock options to vest immediately and an additional 400,000 stock options vesting on each of the first and second anniversaries of the grant of the stock option.  However, on April 10, 2008, the Corporation and Mr. Gaines agreed, for the benefit of the Corporation, to modify the vesting schedule pertaining to the Option Grant such that the option will vest as to 240,000 stock options on March 31, 2008 and an additional 240,000 stock options on each of the first, second, third and fourth anniversaries of the Option Grant.

No other terms of Mr. Gaines employment agreement or Mr. Gaines’ Option Grant have been modified.

Item 7.01  Regulation FD Disclosure.

On April 8, 2008, LML issued a press release regarding the issuance of United States patent number RE40220.  A copy of the press release is furnished as Exhibit 99.1.

Pursuant to the rules and regulations of the SEC, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	News release issued by LML relating to the issuance of United States patent number RE40220 on April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn Gaines____________________________

By:  Carolyn Gaines

Corporate Secretary

Date:  April 14, 2008